SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ÿ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 25, 2007, the Registrant and its lending banks (the “Lenders”) entered into a waiver (the “Waiver”) of certain provisions of its secured revolving credit agreement dated as of January 31, 2007, as amended to date (the “Credit Agreement”) with the Lenders which provides for maximum borrowings of $150,000,000. Pursuant to the Waiver, the consenting Lenders agreed to waive the Registrant’s compliance with certain of the covenants contained in the Credit Agreement, primarily relating to financial reporting and the pending Vitesse-related class action, each as previously disclosed by the Registrant. Pursuant to the Waiver, the Registrant agreed that until the earlier of December 31, 2007 or the date on which the Registrant becomes current in its filing obligations under the Securities Exchange Act, the borrowing base under the Credit Agreement will be reduced by $7,500,000.

A copy of the Waiver is filed as Exhibit 10.1 hereto, the terms of which are hereby incorporated by reference.

In addition, on October 25, 2007, the Registrant issued a press release with respect to the foregoing, a copy of which is filed as an exhibit hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.  Description

10.1	Waivers dated as of October 25, 2007 to the Amended and Restated Credit Agreement
99.1	Press release dated October 25, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp. (Registrant)

Date: October 29, 2007	By:	/s/ Kurt Freudenberg
Name: Kurt Freudenberg
Title : Executive Vice President and Chief Financial Officer